OMNIREL, L.L.C.
                           APPRECIATION RIGHTS PLAN

      Section 1. Establishment of Plan. Omnirel L.L.C., a Delaware limited liability company (the "Company") hereby establishes the Omnirel, L.L.C. Appreciation Rights Plan (the "Plan") dated and effective as of July 1, 1997 providing for the grant of appreciation units pursuant to the Plan ("Appreciation Units").

      Section 2. Purposes of Plan. The purpose of the Plan is to build and retain a solid long term management team and to retain the best personnel of the Company by providing incentive and reward to a limited group of key executives, management employees and personnel to promote the success of the Company and its 100% owner, Zing Technologies, Inc. ("Zing"). The Company expects that it will benefit from the added flexible incentive which these persons will have in the welfare of the Company as a result of their benefits under this Plan being determined by reference to the appreciation in the value of the Membership Interests.

      "Membership Interest" means a single membership interest in the Company (or, if the Company has been converted (by any means whatsoever) into another form of entity, the equity interest succeeding such membership interest). For purposes of this Plan, "Membership Units" means the sum of (a) the number of actual Membership Interests outstanding from time to time plus (b) the number of Appreciation Units ("Appreciation Units") awarded or available to be awarded from time to time pursuant to this Plan.

      As of the effective date of this Plan, the total number of Membership Units deemed to be outstanding equals 1,164,760 of which 1,049,760 are actual Membership Interests owned by Zing and 115,000 are the number of Appreciation Units available to be awarded pursuant to this Plan. The total number of Appreciation Units that may be granted under the Plan may be increased from time to time by the Committee established pursuant to Section 3 below.

      Section 3. Administration. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of Zing and consisting of three members who shall administer the plan and serve at the pleasure of the Board of Directors of Zing. Initially, the Committee shall consist of Robert E. Schrader, Martin S. Fawer and John F. Catrambone. At all times, the President of the Company shall be a member of the Committee. The Committee will hold its meetings at such times and places as it may determine and will maintain written minutes of its meetings. A majority of the members of the Committee will constitute a quorum at any meeting of the Committee, provided that all members of the Committee have received reasonable advanced notice of the meeting. All determinations of the Committee will be made by the vote of a majority of the committee members who participate in a meeting. The members of the Committee may participate in a meeting of the Committee in person or by conference telephone or similar communications equipment by means of which all members can hear each other. Any

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decision or determination by written consent of all of the members of the
Committee will be as effective as if it had been made by a vote of a majority of the members who participate in a meeting.

      Subject to the provisions of this Plan, the Committee shall have full power and authority, (a) to designate Participants (as defined below) in the Plan, which may include employees, officers and consultants of the Company, (b) to interpret and construe the provisions of the Plan and to supervise the administration of the Plan, (c) to determine whether a Triggering Event (as defined in Section 5.5 hereof) has occurred, (d) to determine the amount of Sales (as defined in Section 5.5 hereof) of the Company, and (e) to take all actions in connection with or relating to or interpreting the Plan as the Committee deems to be necessary or appropriate. All decisions, interpretations and designations of the Committee shall be conclusive and binding on all persons. No member of the Committee shall be liable for any act or omission in connection with the administration of the Plan unless it resulted from that Committee member's willful misconduct.

      Section 4. Eligibility. Key employees, officers and consultants to the Company who are responsible for the management, growth and protection of the business of the Company and/or its subsidiaries as determined by the Committee are eligible to be granted awards of Appreciation Units under the Plan. The persons participating in the Plan are hereinafter referred to individually as a "Participant" and collectively as the "Participants."

Section 5.  Appreciation Units.

      5.1 Grant. The Committee, in its sole discretion, shall from time to time prior to the termination of the Plan determine which Participants, from among those eligible, shall be granted Appreciation Units under the Plan. As promptly as practicable after a Participant is granted Appreciation Units, the Committee shall send the Participant a document executed by a majority of the Committee and in the form attached hereto (the "Notice of Grant") setting forth the terms of the grant, including, without limitation, the effective date of grant (the "Date of Grant"), the number of Appreciation Units granted, and the base price (the "Base Price") of one Appreciation Unit. The Base Price shall be set by the Committee in its sole discretion and may vary from Participant to Participant and need not be related to the Fair Market Value (as defined below) of a Membership Interest as of the Date of Grant.

      5.2 Value. Each Appreciation Unit granted under the Plan shall, subject to the other provisions of this Plan and the Notice of Grant, constitute a right to receive a payment equal to the appreciation in (i) the Fair Market Value of one Membership Unit as determined as of the date of the exercise of such Appreciation Unit, over (ii) the Base Price of one Appreciation Unit as specified in the Notice of Grant with respect to the Participant. The determination of Fair Market Value shall be made in accordance with Section 5.5 hereof.

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      5.3 Vesting. A Participant's right to payment for any Appreciation Units granted to him or her shall, unless otherwise specified by the Committee in the Notice of Grant, vest in the following percentages of Appreciation Units awarded to such Participant on the following anniversaries of the Date of Grant of such Appreciation Units, provided that such Participant is actively employed by the Company (or consulting with the Company pursuant to a then effective written consulting agreement) on each such anniversary.

Percentage of Appreciation        Anniversary
Units Awarded to Participant           of
which are Vested                  Date of Grant
----------------------------      -------------

       10%                            First
       25%                            Second
       45%                            Third
       70%                            Fourth
      100%                            Fifth

      5.4 Forfeiture of Appreciation Units. In furtherance of the objectives of this Plan, each Participant acknowledges that he/she is a key member of the management group of the Company and that such group is an important factor in enhancing the value of the Company (and, therefore, the value of the Appreciation Units issued to the Participants pursuant to this Plan). Each Participant acknowledges that to engage in a Prohibited Activity (hereinafter defined) would adversely affect the value of the Company and the value of each of the Appreciation Units issued to the Participants hereunder. Therefore, if the Committee determines that a Participant has engaged in a Prohibited Activity, the Committee may, subject to ratification of such action by a majority in interest of the other Participants, terminate the rights under this Plan of the Participant who engaged in such Prohibited Activity and the Appreciation Units of such Participant shall be forfeited and deemed null and void and ab initio as if no Appreciation Unit had ever been granted to such Participant. Nothing herein shall prohibit the Committee from waiving such termination if the Committee determines such waiver to be appropriate.

      "Prohibited Activity" means that (a) a Participant has violated any confidentiality or non-disclosure agreement or non-competition agreement with the Company or has otherwise disclosed confidential information of the Company or Zing, or (b) a Participant's employment/consultancy with the Company is terminated for Cause (hereinafter defined), or (c) that a Participant has engaged in a Competitive Activity (hereinafter defined).

      "Cause" means: (i) any action by a Participant involving malfeasance or breach of such Participant's fiduciary duties in connection with such Participant's employment by the Company; (ii) the conviction of a Participant of a felony or of a fraud; (iii) substantial and continuing refusal or neglect by a Participant to perform the duties requested of him or her provided such are duties

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ordinarily performed by a person employed in a similar capacity (other than as a result of death, illness or other objective incapacity) which refusal or neglect continues for a period of ten (10) days after written notice thereof to the Participant from the Committee or the President of the Company or substantially reappears after cure; or (iv) termination of a Participant's employment/consultancy for cause in accordance with provisions of his or her employment/consultancy agreement, if any, with the Company.

      "Competitive Activity" means the Participant enters into a business relationship with a direct competitor of the Company or entity which intends to become a direct competitor of the Company, whether as an employee, consultant, owner, partner, venturer, or agent, whether through stock ownership, investment of capital, lending of money or property, rendering of services or otherwise during his/her term of employment/consultancy with the Company or within a period of six (6) months after termination of such employment/consultancy.

      5.5 Computation of Fair Market Value. "Fair Market Value" of a Membership Unit shall be determined as follows:

            (i) if the Membership Interests are Publicly Traded in a market in which actual transactions are reported, the mean of the high and low prices at which the Membership Interests are reported to have traded on the relevant date in all markets on which trading in the Membership Interests is reported, or if there is no reported sale of the Membership Interests on the relevant date, the mean of the highest reported bid price and lowest reported asking price for the Membership Interests on the relevant date,

            (ii) if the Membership Interests are Publicly Traded but only in markets in which there is no reporting of actual transactions, the mean of the highest reported bid price and lowest reported asked price for the Membership Interests on the relevant date, or

            (iii) if the Membership Interests are not Publicly Traded and the Appreciation Unit is not being exercised concurrently with a Triggering Event, the value of each Membership Unit as reasonably determined by the Committee in good faith, which, in the absence of evidence which in the good faith discretion of the Committee would indicate a lower Fair Market Value, shall equal the quotient obtained by dividing the Sales (hereinafter defined) of the Company by the number of Membership Units deemed to be outstanding on the relevant date.

            (iv) if an Appreciation Unit is being exercised concurrently with or after the occurrence of a Triggering Event, the Fair Market Value of Membership Units shall be (A) if the Triggering Event resulted from a Sale of Stock or a Sale of Assets, the aggregate consideration (net of all expenses of the transaction) paid or distributable to the Membership Interests in connection with such transaction, divided by the number of Membership Units then deemed outstanding or (B) if the Triggering Event resulted from a Public Offering, the public offering

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price net of underwriting commissions and expenses of the offering per
Membership Interest in such Public Offering.

      For purposes of measuring the Fair Market Value in connection with a Triggering Event, the date as of which Fair Market Value shall be determined shall be the effective date of the transaction giving rise to the Triggering Event; provided that in the event that a Public Offering causes the Triggering Event; the effective date of such transaction shall be the date that the Company and/or the selling security holders (as the case may be) receive the net proceeds of such Public Offering. In determining Fair Market Value of a Membership Unit (other than pursuant to the Sales valuation method) an amount shall be added to each Fair Market Value determination per Membership Unit equal to the amount obtained by dividing (X) the total amount of all assets (other than securities of the Company) distributed in respect of Membership Interests after the Date of Grant and prior to the valuation date by (Y) the total number of Membership Units deemed outstanding on the valuation date.

      "Publicly Traded" means that a class of stock (or equity interest) is required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended or that stock (or equity interest) of that class has been sold within the preceding twelve months in an underwritten public offering.

      "Public Offering" means the consummation of the sale for at least $5,000,000 (net to the Company and/or the sellers of the Membership Interests) of the Membership Interests pursuant to a registration statement declared effective under the Securities Act of 1933, as amended.

      "Sales" shall mean the sales of the Company as reported in Zing's Forms 10-QSB and 10-KSB for the 12-month period ending concurrently with the end of the fiscal quarter during which the subject date pf exercise occurred but excluding any sales attributable to acquisitions of other businesses by the Company (or any of its affiliates) acquired after the date hereof, provided that the Committee shall be free to provide for a different definition of Sales at the time of grant of subject Appreciation Units.

      "Sale of Assets" means the sale of all or substantially all of the assets of the Company.

      "Sale of Stock" means with respect to the Company or Zing, the sale, transfer or disposition for value by the equity owners of the subject company or by the subject company to an unaffiliated third party of an amount of equity interests such that, after giving effect to such sale, transfer or other disposition, such that (regardless of the form of the transaction, including without limitation, a cash-out merger or a merger, recapitalization or consolidation) Zing ceases to own at least 51% of the Membership Interests of the Company or Robert E. Schrader and members of his family (or any trusts, family limited partnership interests, private foundations, or other similar entities which are for the benefit of or controlled by Robert E. Schrader or members

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of his family) cease to beneficially own (as such term is defined under Rule
13d-3 promulgated under the Securities Act of 1933, as amended) at least 30% of the voting stock of Zing.

      "Triggering Event" means the first to occur of a Sale of Stock, Public Offering and Sale of Assets.


Section 6.  Exercise; Payments, etc.

      6.1 Exercise. Each Participant may exercise any or all vested Appreciation Units awarded to him or her by causing the Company to redeem the same at any time from time to time during the Exercise Period.

      "Exercise Period" means, subject to Section 5.4, with respect to a vested Appreciation Unit:

            (i) if the Participant is employed by or a consultant to the Company at the time of exercise, the period (A) commencing on the first to occur of a Triggering Event or the fifth anniversary of the Date of Grant and (B) ending on the tenth (10th) anniversary of the Date of Grant;

            (ii) if a Participant's employment/consultant's relationship with the Company has been terminated, regardless of whether a Triggering Event occurs after such termination, the period commencing with the date of such termination and ending on the first to occur of (A) the first anniversary of the date of termination and (B) the tenth (10th) anniversary of the Date of Grant.

      Whenever a Participant desires to exercise any or all of his or her vested Appreciation Units, such Participant shall give the Company at least ten (10) business days prior written notice during the Exercise Period to the Company of his or her election to do so, which notice shall (x) be irrevocable (y) specify the date of exercise and number of vested Appreciation Units being exercised and
(z) be accompanied by a certification that no event has occurred which would cause the rights of the Participant to be forfeited pursuant to Section 5.4.

      6.2 Payment. The amount to which such Participant is entitled by virtue of such exercise shall be paid, net of taxes, as provided in Section 6.4 below, by payment of cash in four successive equal quarterly installments, without interest, with the first such installment to be paid within 60 days after the end of the fiscal quarter in which the notice of exercise delivered is pursuant to Section 6.1.

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      Exercise notices shall be addressed to Omnirel L.L.C., Leominster, MA
01453, Attn: President and shall be delivered by hand (and receipt thereof acknowledged by the Company) or by certified mail return receipt requested.

      6.3 Withholding and Other Tax Matters. Payments under the Plan shall be considered ordinary income to the recipient. The Company shall include all payments made pursuant to the Plan in determining each Participant's compensation for services rendered and shall reflect such amount in such Participant's Form W-2. From all such payments, the Company shall withhold all taxes as required by Federal, state and local income tax laws.

      6.4 Source of Payments. All payments under the Plan shall be from the general assets of the Company, and no special or separate fund is being established or segregated to assure or otherwise guaranty such payments hereunder.

      Section 7. Beneficiaries. Designation of beneficiaries to receive any amounts payable under the Plan subsequent to the death of a Participant shall be made in writing and filed with the Company in such form and manner as the Committee may from time to time prescribe. Beneficiary designations may be changed by a Participant or former Participant in the same manner at any time prior to death, and may thereafter, with respect to the interest of a surviving beneficiary eligible to receive a payment, be designated or changed by such surviving beneficiary unless a successor beneficiary to such surviving beneficiary has been designated by the Participant, former Participant or prior beneficiary. If a Participant, former Participant or beneficiary eligible to receive any payment under the Plan dies without a surviving beneficiary having been designated, or with his or her estate or a trust designated as beneficiary, his or her Appreciation Units, which shall remain subject to the exercise and vesting limitations set forth in this Plan, shall be exercisable by the legal representative of his or her estate, or to the trustee of any such trust.

Section 8.  Changes in Capitalization; Adjustments to Measurement Value.

      (a) In the event there is a change in the number of Membership Interests as a result of a distribution, split, reverse split, subdivision, recapitalization, reorganization, separation or liquidation of the Company, or merger or consolidation of the Company with or into any partnership, corporation, or other entity (other than a merger or consolidation in which the Company is the survivor and which does not result in any reclassification or change of outstanding Membership Interests), combination or exchange of equity interests of the Company, the maximum aggregate number of Appreciation Units which may be granted under the Plan, the number of outstanding Appreciation Units, the Exercise Price and the determination of Fair Market Value of any Appreciation Units shall be appropriately adjusted as the Committee may determine to give effect to such change; provided, however, no adjustment to outstanding Appreciation Units or the Exercise Price shall be made unless, and then only to the extent that, such adjustment, together with all respective prior adjustments which were not made as a result of this proviso, involves a net change of more than ten percent.

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      (b) To the extent practicable, the Company shall give each Participant holding unexercised Appreciation Units granted pursuant to this Plan at least thirty (30) days prior written notice of any Triggering Event. Unless the Company cancels the Appreciation Units as provided in Section 8(c) below, such Appreciation Units shall continue to be exercisable in accordance with the terms of this Plan, and, subject to the vesting limitations set forth in Section 5.3 above.

      (c) In the event a Triggering Event occurs, the Company, (by action of the Committee or the Member(s) of the Company), in its sole discretion, may vest all unvested Appreciation Units issued pursuant to this Plan as of the effective date of any such Triggering Event in which event the Company shall pay in respect of each such vested Appreciation Unit the excess of the Fair Market Value over the applicable Base Price thereof, whether or not exercised, as set forth in this Plan; whereupon all outstanding Appreciation Units shall be deemed canceled and of no further force and effect.

      (d) In the case of liquidation (other than a liquidation in which the Company's members receive equity interests of an entity which is the successor in interest to the Company as a part of a merger, consolidation or recapitalization) or upon dissolution of the Company (each of which shall not be deemed a "Triggering Event" under this Plan), each Appreciation Unit outstanding hereunder shall terminate; provided, however each Participant shall have 30 days prior written notice of such event, during which time he or she shall have a right to exercise his or her partly or wholly unexercised Appreciation Units (in each case, subject to the exercise and vesting limitations set forth in this
Plan).

      (e) The Committee shall make all determinations under this Section 8, and all such determinations, absent bad faith or manifest error, shall be conclusive and binding.

      Section 9. Amendment and Termination of Plan. No further grants of Appreciation Units may be made after December 31, 2004. Prior to such date, the Company (by action of the Committee or the Member(s) of the Company), in its sole discretion and at any time, may terminate the Plan or adopt such written amendments or modifications of the Plan and any award of Appreciation Units under the Plan as it may deem advisable, effective at any date the Company (by action of the Committee or the Member(s) of the Company) determines; provided, however, that no such termination, amendment or modification shall without the consent of the Participant, deprive the Participant of any right or benefit to which he or she has previously been granted under the Plan. After December 31, 2004, payments shall be permitted to be made with respect to Appreciation Units granted prior to such date.

      Section 10. No Rights Created. No employee, consultant or any other person shall have any claim or right to be granted any Appreciation Units under the Plan. Nothing herein is intended or shall be interpreted to give any Participant the right to be employed, reemployed or continued to be employed by (or remain a consultant of) the Company or Zing or any of its

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subsidiaries or to interfere with or restrict in any way the rights of the
Company or Zing or any of its subsidiaries to discharge any employee/consultant at any time for any reason whatsoever, with or without Cause. Nothing herein shall confer any right or benefit or any entitlement to any benefit on any Participant unless and until a benefit is actually vested pursuant to the Plan. The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment, consultancy or otherwise between the Company or Zing or any of its subsidiaries and any employee, or to be a consideration for or any inducement or condition of any employment.

      Section 11. No Trust Created. Neither the provisions of the Plan nor any action taken by the Company or Zing or the Committee pursuant to the provisions of the Plan shall be deemed to create any trust, express or implied, or any fiduciary relationship between or among the Company, Zing, the Committee, any member of the Committee, or any Participant, former Participant or beneficiary of either.

      Section 12. Voting and Distribution Rights. No Participant, former Participant or beneficiary of either shall be deemed a member of the Company or have any Membership Interest or any right to receive any Membership Interest (or interest therein) or any of the rights of a holder of Membership Interests including, without limitation, to any voting rights, any rights to receive any distributions in respect of Membership Interests or any right to any other attribute of equity ownership provided for by applicable state law.

      Section 13. Non-Alienation of Benefits. No right or benefits under this Plan shall be subject to alienation, transfer, sale, assignment, pledge, encumbrance, charge, security interest, hypothecation, levy, attachment or execution of a judgment of any kind, otherwise than by will or the laws of descent and distribution. No right or benefit under the Plan shall in any manner be liable for or subject to the debts, contract liabilities or torts of any Participant, former Participant or beneficiary of either.

      Section 14. Applicable State Law. All questions pertaining to the Plan shall be determined under the laws of the State of Delaware without regard to such State's conflicts of law principles.